SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the
     [X] Definitive Proxy Statement              Commission Only (as permitted
     [ ] Definitive Additional Materials         by Rule 14a-6(e)(2)
     [ ] Soliciting Material Pursuant to
         section 240.14a-11(c) or
         Section 240.14a-12

                             Transbotics Corporation
                      -----------------------------------
                (Name of Registrant as Specified in its Charter)

                 ---------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     [X] No fee required
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     1)   Title of each class of securities to which transaction applies:
          --------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:
          --------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ( Set forth the amount on which the filing is calculated and state how it is determined):
          --------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid
          --------------------------------------------------------------


     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously . Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid
               ----------------------------
          2)   Form, Schedule or Registration Statement No:
               ----------------------------
          3)   Filing Party:
               ----------------------------
          4)   Date Filed:
               ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To be held May 9, 2003


TO ALL STOCKHOLDERS:

     The Annual Meeting of Stockholders of Transbotics Corporation, will be held on the 9th day of May, 2003 at 10:00 a.m., Charlotte time, at the Company's offices at 3400 Latrobe Drive, Charlotte, North Carolina 28211, for the following purposes, as described in the accompanying Proxy Statement:

          (1)  To elect four (4) Directors.
          (2) To ratify the selection of McGladrey & Pullen, LLP as the independent auditors of Transbotics Corporation for the year 2003.
          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the meeting. The 2002 Annual Report is also enclosed.

     The Board of Directors has fixed the close of business on March 11, 2003 as the Record Date for the determination of the Stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Claude Imbleau
                                              President

Dated: March 18, 2003

                       IMPORTANT - YOUR PROXY IS ENCLOSED

     You are urged to sign, date, and mail your proxy even though you may plan to attend the meeting. No postage is required if mailed in the United States. If you attend the meeting, you may vote by proxy or you may withdraw your proxy and vote in person. By returning your proxy promptly, it is more likely that a quorum will be present at the meeting, which will prevent costly follow-up delays. If your shares are held in street name by a broker/dealer, your broker will supply you with a proxy to be returned to the broker/dealer. It is important that you return the form to the broker/dealer as quickly as possible so that the broker/dealer may vote your shares. You may not vote your shares in person at the meeting unless you obtain a power of attorney or legal proxy from the broker/dealer authorizing you to vote the shares and you present this power of attorney or proxy at the meeting.

                             TRANSBOTICS CORPORATION
                                 PROXY STATEMENT
GENERAL

Introduction

     This Proxy Statement and the accompanying Proxy are being mailed on or about March 18, 2003 to holders of Common Stock ("Common Stock") in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Transbotics Corporation (hereinafter the "Company"), which will be held at 10:00 a.m. Charlotte time on May 9, 2003 at the Company's offices at 3400 Latrobe Drive, Charlotte, North Carolina 28211. The enclosed proxy is furnished by the Board of Directors and the Management of the Company. Only Stockholders of record at the close of business on March 11, 2003 (the "Record Date") will be entitled to notice of, and to vote at, the meeting. When proxies are returned by a stockholder properly signed, the shares represented will be voted by the Directors' Proxy Committee, consisting of Richard D. Schofield and E. Thomas Watson, in accordance with such stockholder's directions. You are urged to specify your choices by marking the appropriate boxes on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted as recommended by the Directors.

     Number of Shares Outstanding and Voting

     As of the close of business on the Record Date, there were 3,586,451 shares of Common Stock of the Company, $.01 par value, issued and outstanding and entitled to vote. At the meeting, holders of Common Stock shall be entitled to one vote per share on each matter coming before the meeting, for an aggregate total of 3,586,451 votes. Provided a quorum is present, Directors will be elected by a plurality vote. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy will be required to ratify all other matters. Abstentions will be counted toward the number of shares represented at the meeting. Broker non-votes will be disregarded.

     Expenses of Solicitation

     The Company will pay the costs of such solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the material enclosed herewith. In addition to the use of the mail, proxies may be solicited personally or by telephone by corporate officers and some employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names, or in the names of nominees, to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

     Revocation of Proxy

     Stockholders who have executed and delivered proxies pursuant to this solicitation may revoke them at any time before they are exercised by delivering a written notice to the Secretary of the Company either at the Annual Meeting or, prior to the meeting date, at the Company's offices at 3400 Latrobe Drive, Charlotte, North Carolina 28211, by executing and delivering a later dated proxy, or by attending the meeting and voting in person.

                                    * * * * *
     Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting.

                              ELECTION OF DIRECTORS
                             (Item A on Proxy Card)

     The Board recommends that Stockholders vote FOR, and the Directors' Proxy Committee intends to vote FOR, the election of the four nominees listed on the Proxy Card, and further described in the following pages, unless otherwise instructed on the Proxy Card. If you do not wish your shares to be voted for a particular nominee, please so indicate in the space provided on the Proxy Card. Directors elected at the Meeting will hold office until the next Annual Meeting or until their successors have been elected and qualified.


                                   MANAGEMENT

Directors and Executive Officers

     The following table sets forth the names and ages of the Company's Directors and executive officers and the positions they hold with the Company.

Name                        Age     Positions with the Company
----                        ---     --------------------------
D. Bruce Wise               66      Chairman of the Board
Claude Imbleau              45      President,Chief Executive Officer,
                                    Treasurer, Chief Financial Officer, Director
Richard D. Schofield (1)    66      Director
Raymond O. Gibson(1)        62      Director
Tommy Hessler               40      Executive Vice President, Secretary

(1) Member of Compensation and Audit Committee

     D. Bruce Wise has been the Chairman of the Board of Directors of the Company since May 10, 2001. He is presently Chief Executive Officer of Integrated Technologies Group, Ltd. ("ITG"). Mr. Wise entered the material handling industry in 1978 and held various executive positions before joining ITG in 1994. Mr. Wise is the immediate past executive Chairman, Material Handling Industry, past Chairman, Material Handling Industry of America and Roundtable of Industry Leaders, and past Chairman, Material Handling Institute. In addition, he is on the board of the Material Handling Education Foundation, The Board of Event Planning International Corporation, and serves on the Editorial Advisory Board of Modern Materials Handling magazine.

     Claude Imbleau has been a director and President, CEO, of the Company since March 2, 2001, has served as Chief Operating Officer since December 15, 1999. During 1992 Mr. Imbleau was elected Chief Financial Officer, and in February 1993 he was elected Treasurer. Mr. Imbleau started with the Company in January 1984, and has served the Company and its predecessors in various executive capacities. He was appointed Vice President/Finance and Administration since May 1988 and as Comptroller and Chief Accounting Officer since January 1987.

     Richard D. Schofield has been a director of the Company since May 1994 and was an IBM Branch Office Manager, Greater New York Regional Manager and also Manager of Field Support for IBM World Trade, Americas/Far East prior to his retirement. He also held various other positions during his IBM career from April 1967 to April 1987.

     Raymond O. Gibson has been a director of the Company since February 1999. From 1997 to 2000 Mr. Gibson was VP Operations of Terion, Inc. a start up wireless communications company. From 1994 to 1997 Mr. Gibson was president and COO of Dinaco, Inc., a management services company that provides point-of-sale marketing products. Mr. Gibson also held various executive positions at American Express prior to 1994.

     Tommy Hessler has served as Secretary of the Company since January 2003 and has been Executive Vice President of the Company since May 2001. Mr. Hessler joined the Company in October 2000 as the engineering manager for the Company. Mr. Hessler began his career with Netzler & Dahlgren in 1986 and shortly thereafter was transferred to NDCT Australia PTY Ltd. Mr. Hessler has held various executive positions and was president of NDCT Australia PTY Ltd prior to accepting his position with the Company.


     The Board of Directors currently consists of four members, including three independent directors, Mr. Bruce Wise, Mr. Schofield and Mr. Gibson.

     Directors are generally elected to serve for a term of one year or until their successors shall have been elected and qualified. Officers of the Company are elected by the Board of Directors to hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are elected and qualified.

Audit Committee

     The Audit Committee consists of the following members of the Company's Board of Directors: Richard D. Schofield and Raymond O. Gibson. Each of the members of the Audit Committee operates under a written charter adopted by the Board of Directors which was included in the proxy statement of March 18, 2001 Appendix A.

Review of the Company's Audited Financial Statements for the Fiscal Year ended November 30, 2002

-- The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended November 30, 2002 with the Company's management. The Audit Committee has discussed with McGladrey & Pullen LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

-- The Audit Committee has also received the written disclosures and the letter from McGladrey & Pullen LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of McGladrey & Pullen LLP with that firm.

-- Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2002 for filing with the SEC.

--   Submitted by: Richard D. Schofield
                   Raymond O. Gibson


     The Audit Committee during 2002 was comprised of Messrs. Gibson and Schofield. The Audit Committee met four times in fiscal year 2002. The function of the Audit Committee is to recommend the appointment of the Company's independent auditors, determine the scope of the annual audit to be made, review the conclusions of such auditors and report the findings and recommendations thereof to the Board, review with the Company's auditors the adequacy of the Company's system of internal controls and procedures and the role of management in connection therewith, oversee litigation in which the Company is involved, review transactions between the Company and its officers, directors and principal stockholders, monitor the Company's practices and programs with respect to public interest issues and perform such other duties and undertake such other responsibilities as the Board from time to time may determine.

Compensation Committee

     The Compensation Committee during 2002 was comprised of Messrs. Schofield and Gibson. The Compensation Committee held three meetings in fiscal 2002. The Compensation Committee exercises the authority of the Board of Directors with respect to reviewing and determining compensation, non-cash perquisites and all other benefits granted to the principal officers of the Company which are not available to other employees, authorizing payment of bonuses otherwise than under an employee benefit plan and establishing the guidelines of all employee stock option plans. The Company currently has no standing Nominating Committee.

     During the fiscal year 2002, there were nine regular meetings of the Board of Directors of the Company. During this period each director attended all of the meetings of the Board of Directors of the Company and each committee of which he was a member.

Security Ownership of Management and Others

     The following table sets forth, as of January 31, 2003, information as to the beneficial ownership of the Company's common stock by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company's Common Stock, (ii) each director, (iii) each executive officer of the Company as named in the compensation table, and (iv) all Directors and executive officers of the Company as a group.


              Name of Beneficial Owner (1)
              ----------------------------                                 Amount and Nature                           Percentage
                                                                        of Beneficial Ownership                         of Class
                                                                        -----------------------                         --------
Claude Imbleau (2)(3)                                                           607,254                                   16.9%
Tommy Hessler (3)                                                               575,960                                   16.1%
Gunnar K. Lofgren (4)(5)                                                        210,390                                   5.9%
Goran P. R. Netzler (6)                                                         200,640                                   5.6%
CA Austin (7)                                                                   289,500                                   8.1%
D. Bruce Wise (8)                                                                  -                                        -
Richard D. Schofield (9)                                                           -                                        -
Raymond O Gibson (10)                                                              -                                        -
All directors and executive officers
  as a group (Five persons)                                                   1,183,214                                  33.0%

(1) Unless otherwise noted, each person has sole voting and investment power over the shares listed opposite his name.
(2) Includes 21,500 shares that Mr. Imbleau has the right to acquire upon the exercise of options, 259,480 in his spouses name, 60,000 shares in his children's name and 5,294 shares he has placed in his children's education IRA.
(3) The address of such person is as follows: 3400 Latrobe Drive, Charlotte, NC 28211.
(4) Includes 100,000 shares that are beneficially owned by M-P limited partnership of which Mr. Lofgren has full voting rights.
(5) The address of such person is as follows: 225 Beckham Court, Charlotte, NC 28211.
(6) The address of such person is as follows: Munkekullen, SE-430 40, Saro, Sweden.
(7)  The address of such person is as follows: PO box 18722, Charlotte, NC 28218
(8)  The address of such person is as follows: 317 N Garner, Springfield TN
     37172
(9) The address of such person is as follows: 1131 Asheford Green Ave., Concord, NC 28027.
(10) The address of such person is as follows: 339 Glen Hollow road, Travelers rest, SC 29690

                             EXECUTIVE COMPENSATION

Compensation For Officers

     The following table sets forth the annual and long-term compensation attributable for services rendered in the fiscal year 2000, 2001 and 2002. At November 30, 2002 Mr. Imbleau and Mr. Hessler were the only executive officers of the Company whose annual compensation exceeded $100,000.

                                                  Summary Compensation Table
                                                                                                                  Long-Term
                                                                       Annual Compensation                      Compensation
                                                                                                                   Awards
                                                         Retirement                                              Securities
Name and                                                  and 401k                        Other Annual           Underlying
        -
Principal Position            Year       Salary(1)      contributions       Bonus         Compensation          Options/SARs
----------------------------- -------- -------------- ------------------ ------------ ---------------------- -------------------

Claude Imbleau                2002       $ 111,240          $ 1,826         $ -                $ -                    -
President,                    2001       $ 112,500          $ 2,795         $ -                $ -                    -
CEO, CFO                      2000       $ 110,000          $   700         $ -                $ -                    -

Tommy Hessler                 2002       $ 103,439          $ 1,583         $ -                $ -                    -
Executive VP                  2001       $ 110,000          $ 1,583         $ -                $ -                    -



(1) Does not include certain prerequisites such as the use of an automobile; payment of all such items did not exceed, in the aggregate, the lesser of either $50,000 or 10% of the annual salary.

Employment Contracts

The Company's entered into an employment contract March 1, 1999 with Mr. Claude Imbleau, the Company's Chief Financial Officer. On December 15, 1999, Mr. Imbleau was promoted to Chief Operating Officer ("COO") and on March 2, 2001 was promoted to President. The contract provides for an annual base salary of $100,000 which was increased to $110,000 when Mr. Imbleau was promoted to the COO position. Mr. Imbleau's annual base salary was increased to $115,000 effective June 1, 2001, in 2002 the officers voluntarily reduced their salaries. The base salary is subject to cost of living adjustments and discretionary increases approved by the Board of Directors upon the recommendation of the Compensation Committee. Mr. Imbleau's contract expires on March 1, 2004 and renews automatically for successive one year terms thereafter unless terminated by either party. Mr. Imbleau is also entitled to receive twelve months of base salary in the event he elects to terminate his employment following a change in control of the Company (as defined in the contract). Mr. Imbleau's contract also contains restrictive covenants pursuant to which he has agreed not to compete with the Company for business in North America during the term of his employment and for a period of one year following his termination from the Company.

Stock Options

     No stock options were granted to or exercised by any of the Company's officers during fiscal year 2002. The following table details the 1993 and 1997 Plan value of unexercised options on an aggregate basis.

          Aggregated Option/SAR Exercises under the 1993 and 1997 Plans and FY-End Option/SAR Values


                                                                                   Number of              Value of
                                                                                   Securities             Unexercised
                                                                                   Underlying             In-the-Money
                                                                                   Unexercised Options    Options
                                                                                    (#)                   ($)(2)
                              Shares Acquired on            Value Realized         Exercisable/           Exercisable/
Name                          Exercise(#)(1)                      ($)              Unexercisable          Unexercisable
----------------------------- ----------------------------- ---------------------- ---------------------- ----------------------

Claude Imbleau                             0                         $ 0               21,500/21,500              $0/$0

----------------------------- ----------------------------- ---------------------- ---------------------- ----------------------

(1) Upon the exercise of an option, the optionee must pay the exercise price in cash.
(2) Represents the difference between the fair market value of the common stock underlying the option and the exercise price at fiscal year-end.

Compensation of Directors

     Director compensation is $5,000 annually, paid quarterly in arrears, except that the Chairman receives $7,500 annually. Directors who serve on the audit and compensation committees receive $1,500 annually to chair the committee and other participants receive $1,000 annually.

CERTAIN TRANSACTIONS

The Company's Executive Vice President, Tommy Hessler, owns 50% of NDC Technologies Australia PTY Ltd ("NDCTA") which is the Netzler & Dahlgren representative for Australia. Revenues derived by the Company from NDCTA were $2,654 and $0 for 2001 and 2002 while purchases were $252,378 and $1,322. From November 30, 1995 to 2001, NDCTA was not related to the Company.

Rose Lynn Imbleau received $2,550 and $15,968 in compensation for marketing services provided to the Company as an employee in 2002 and 2001, respectively. Mrs. Imbleau is Claude Imbleau's spouse.

Compliance with Section 16 (a) of the Securities Exchange Act of 1934

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company directors, officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company's knowledge, based solely upon a review of the forms, reports and certificates filed with the Company by such persons, all such Section 16 (a) filing requirements were complied with by such persons in 2002, except as follows:

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                             (Item B on Proxy Card)

     Subject to Stockholder ratification, the Board of Directors has appointed the firm of McGladrey & Pullen, LLP, as independent public auditors for the year 2003. McGladrey & Pullen, LLP, has audited the Company's books since May 25, 1989.

     The Board recommends that Stockholders vote FOR, and the Directors' Proxy Committee intends to vote FOR ratification, unless otherwise instructed on the Proxy Card. If the Stockholders do not ratify this selection, other independent auditors will be appointed by the Board upon recommendation of the Audit Committee.

     One or more representatives of McGladrey & Pullen, LLP, will attend the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

                                   AUDIT FEES

     The aggregate fees billed for Audit of the Company's annual financial statements for 2002 and the reviews of the financial statements included in the Company's Forms 10-QSB for 2002 was $34,750.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage the principal accountant for any services of this nature.

                                 ALL OTHER FEES

     The aggregate of all other fees billed by the principal accountant was $3,150, the majority of which was for assistance in preparing tax returns. The Audit Committee considers the nature of this work to be compatible with maintaining the principal accountant's independence.


                    OTHER MATTERS TO COME BEFORE THE MEETING

     If any business not described herein should properly come before the meeting, the members of the Director's Proxy Committee will vote the shares represented by them in accordance with their best judgment. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for Stockholder action at the meeting.

                              STOCKHOLDER PROPOSALS

     Should a stockholder desire to include in next year's proxy statement a proposal other than those made by the Board, such proposal must be sent to the Secretary of the Company at 3400 Latrobe Drive, Charlotte, North Carolina 28211, and must be received by November 19, 2003.

     The above Notice and Proxy Statement are sent by order of the Board of Directors

Claude Imbleau
President